UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 4, 2010

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On October 4, 2010 Four Rivers BioEnergy Inc.’s (the “Company”) United Kingdom (“UK”) subsidiary, Four Rivers BioFuels Limited (“BioFuels”), entered into an amendment, effective as of October 1, 2010 (the “Amendment”) to an original agreement (the “Agreement”) dated March 24, 2010 with BP Oil International Limited, a wholly owned subsidiary of BP plc (collectively “BP”), which was executed by both parties on October 4, 2010.  The Agreement is modified such that the first lifting date (the date at which the first shipment of biodiesel is made to BP) is extended to February 1, 2011, which may be further extended at BP’s discretion on or before January 15, 2011.  In addition, BP has the right to terminate the agreement on the third anniversary of the effective date of the Agreement (“Break Date”) by giving written notice. If such notice is not received within 3 months of the Break Date, the contract automatically continues until the fifth anniversary of the effective date of the Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2010	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer